Exhibit 99.1

INDUSTRIAL LOGISTICS PROPERTIES TRUST

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

In February and March 2020, we entered into agreements related to a joint venture for 12 of our properties in the mainland United States, or our joint venture, with an Asian institutional investor. We contributed 11 of these properties to our joint venture in February 2020 and the remaining property in March 2020. We received an aggregate of $108.7 million from the investor for a 39% equity interest in our joint venture, and we retained the remaining 61% equity interest.

On November 18, 2020, we sold a 39% equity interest in our joint venture from our remaining 61% equity interest for $108.8 million to a second unrelated third party institutional investor. Following the sale, we continue to own a 22% equity interest in our joint venture. The net cash proceeds to us from this transaction will be used to repay amounts outstanding under our $750 million unsecured revolving credit facility. Effective as of the date of the sale, our joint venture will be deconsolidated and will be accounted for using the equity method.

The accompanying unaudited pro forma condensed consolidated balance sheet at September 30, 2020 reflects our financial position as if the transactions described in the notes to the unaudited condensed consolidated pro forma financial statements were completed on September 30, 2020. The unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2020 and the year ended December 31, 2019 present our results of operations as if transactions described in the notes to the unaudited condensed consolidated pro forma financial statements were completed on January 1, 2019.

These unaudited pro forma condensed consolidated financial statements should be read in connection with our unaudited financial statements for the nine months ended September 30, 2020, included in our Quarterly Report on Form 10-Q filed on October 28, 2020 with the Securities and Exchange Commission, or SEC, and our audited financial statements for the year ended December 31, 2019, included in our Annual Report on Form 10-K filed on February 24, 2020 with the SEC.

These unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. Our financial position and results of operations may be significantly different than what is presented in these unaudited pro forma condensed consolidated financial statements. In the opinion of management, all adjustments necessary to reflect the effects of the transactions described in the notes to the unaudited pro forma condensed consolidated financial statements have been included.

Adjustments have been made to the unaudited pro forma consolidated balance sheet and the unaudited pro forma condensed consolidated statements of income to reflect factually supportable items that are directly attributable to these transactions, and with respect to the unaudited pro forma condensed consolidated statements of income, are expected to have a continuing impact on our financial results.

Industrial Logistics Properties Trust

Unaudited Pro Forma Condensed Consolidated Balance Sheet

September 30, 2020

(dollars in thousands)

	Historical	Sale of Interest	Deconsolidation	Pro Forma
ASSETS		(A)	(B)
Real estate properties:
Land	$757,522	$—	$(54,164)	$703,358
Buildings and improvements	1,632,842	—	(566,660)	1,066,182
Total real estate properties, gross	2,390,364	—	(620,824)	1,769,540
Accumulated depreciation	(160,570)	—	26,541	(134,029)
Total real estate properties, net	2,229,794	—	(594,283)	1,635,511
Assets of property held for sale	10,136	—	—	10,136
Acquired real estate leases, net	123,146	—	(40,976)	82,170
Investment in joint venture	—	61,176	—	61,176
Cash and cash equivalents	39,105	—	—	39,105
Restricted cash	12,806	—	(12,806)	—
Rents receivable	70,597	—	(4,489)	66,108
Deferred leasing costs, net	6,037	—	(1,106)	4,931
Debt issuance costs, net	1,846	—	—	1,846
Other assets, net	5,527	—	(1,959)	3,568
Total assets	$2,498,994	$61,176	$(655,619)	$1,904,551

LIABILITIES AND EQUITY
Revolving credit facility	$320,000	$(108,812)	$—	$211,188
Mortgage notes payable, net	1,048,521	—	(403,078)	645,443
Liabilities of property held for sale	227	—	—	227
Assumed real estate lease obligations, net	15,778	—	(606)	15,172
Accounts payable and other liabilities	19,162	—	(3,616)	15,546
Rents collected in advance	8,098	—	(1,454)	6,644
Security deposits	6,698	—	(152)	6,546
Due to related persons	3,087	—	—	3,087
Total liabilities	1,421,571	(108,812)	(408,906)	903,853

Commitments and contingencies

Equity:
Equity attributable to common shareholders:
Common shares of beneficial interest, $.01 par value	653	—	—	653
Additional paid in capital	1,010,139	153,034	(153,034)	1,010,139
Cumulative net income	183,911	16,954	—	200,865
Cumulative common distributions	(210,959)	—	—	(210,959)
Total equity attributable to common shareholders	983,744	169,988	(153,034)	1,000,698
Noncontrolling interest:
Total equity attributable to noncontrolling interest	93,679	—	(93,679)	—
Total equity	1,077,423	169,988	(246,713)	1,000,698
Total liabilities and equity	$2,498,994	$61,176	$(655,619)	$1,904,551

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Industrial Logistics Properties Trust

Unaudited Pro Forma Condensed Consolidated Statements of Income

For the Nine Months Ended September 30, 2020

(amounts in thousands, other than per share amounts)

	Historical	Sale of Interest	Deconsolidation	Pro Forma
		(C)	(D)
Rental income	$194,494	$—	$(38,857)	$155,637

Expenses:
Real estate taxes	26,779	—	(5,289)	21,490
Other operating expenses	15,733	—	(3,546)	12,187
Depreciation and amortization	55,303	—	(20,269)	35,034
Acquisition and certain other transaction related costs	178	—	—	178
General and administrative	14,857	(1,724)	(823)	12,310
Total expenses	112,850	(1,724)	(29,927)	81,199
Interest income	113	—	—	113
Interest expense	(40,610)	2,079	10,868	(27,663)
Gain on early extinguishment of debt	120	—	—	120
Income before income tax expense and equity in earnings of an investee	41,267	3,803	1,938	47,008
Income tax expense	(202)	—	—	(202)
Equity in losses of an investee	—	(706)	—	(706)
Net income	41,065	3,097	1,938	46,100
Net loss attributable to noncontrolling interest	691	—	(691)	—
Net income attributable to common shareholders	$41,756	$3,097	$1,247	$46,100

Weighted average common shares outstanding - basic	65,092			65,092
Weighted average common shares outstanding - diluted	65,101			65,101

Per common share data (basic and diluted):
Net income attributable to common shareholders	$0.64			$0.71

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Industrial Logistics Properties Trust

Unaudited Condensed Consolidated Statements of Income

For the Year Ended December 31, 2019

(amounts in thousands, other than per share amounts)

	Historical	Sale of Interest	Deconsolidation	Pro Forma
		(E)	(F)
Rental income	$229,234	$—	$(39,706)	$189,528

Expenses:
Real estate taxes	30,367	—	(5,361)	25,006
Other operating expenses	17,643	—	(3,360)	14,283
Depreciation and amortization	61,927	—	(21,407)	40,520
General and administrative	17,189	(2,757)	—	14,432
Total expenses	127,126	(2,757)	(30,128)	94,241

Interest income	743	—	—	743
Interest expense	(50,848)	3,602	4,105	(43,141)
Gain on early extinguishment of debt	—	—	—	—
Income before income tax expense and equity in earnings of an investee	52,003	6,359	(5,473)	52,889
Income tax expense	(171)	—	—	(171)
Equity in earnings of an investee	666	702	—	1,368
Net income	52,498	7,061	(5,473)	54,086
Net loss attributable to noncontrolling interest	—	—	—	—
Net income attributable to common shareholders	$52,498	$7,061	$(5,473)	$54,086

Weighted average common shares outstanding - basic	65,049			65,049
Weighted average common shares outstanding - diluted	65,055			65,055

Per common share data (basic and diluted):
Net income attributable to common shareholders	$0.81			$0.83

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Industrial Logistics Properties Trust

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in thousands)

Unaudited Pro Forma Condensed Consolidated Balance Sheet at September 30, 2020 Adjustments

(A)	As of September 30, 2020, we owned a 61% equity interest in our joint venture. The adjustments represent the effect of our sale on November 18, 2020 of a 39% equity interest in our joint venture from our 61% equity interest to an institutional investor for approximately $108,812 and the use of those proceeds to repay amounts outstanding under our $750,000 unsecured revolving credit facility as if the sale occurred on September 30, 2020. We adjusted retained earnings to recognize an estimated gain of $16,954. Following these transactions, we continue to own a 22% equity interest in our joint venture.

(B)	The adjustments represent the elimination of the assets, liabilities and noncontrolling interest related to the deconsolidation of our joint venture.

Unaudited Pro Forma Condensed Consolidated Statement of Income for the nine months ended September 30, 2020 Adjustments

(C)	The adjustments represent:
•	a decrease in general and administrative expenses based upon our contractual obligation under our business management agreement with The RMR Group LLC, or RMR LLC;
•	a decrease in interest expense due to the application of approximately $108,812 net proceeds against amounts outstanding under our unsecured revolving credit facility at the weighted average interest rate for the nine months ended September 30, 2020 of 2.51%; and
•	pro forma equity in losses of an investee representing our 22% equity interest in our joint venture for the nine months ended September 30, 2020.

(D)	The adjustments represent the historical income and expenses relating to our joint venture as of and for the nine months ended September 30, 2020.

Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2019 Adjustments

(E)	The adjustments represent:
•	a decrease in general and administrative expenses based upon our contractual obligation under our business management agreement with RMR LLC;
•	a decrease in interest expense due to the application of approximately $108,812 net proceeds against amounts outstanding under our unsecured revolving credit facility at the weighted average interest rate for the year ended December 31, 2019 of 3.68%; and
•	pro forma equity in earnings of an investee representing our 22% equity interest in our joint venture for the year ended December 31, 2019.

(F)	The adjustments represent the historical income and expenses relating to properties in our joint venture from January 1, 2019 to December 31, 2019 or for the period starting with the date of acquisition to December 31, 2019 for properties acquired after January 1, 2019. We owned three of the 12 properties on January 1, 2019, acquired three of the 12 properties in February 2019 and acquired six of the 12 properties in April 2019.